UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Cypress Semiconductor Corporation

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On May 31, 2017, Cypress Semiconductor Corporation (the “Company”) issued the following press release, which contains the full text of a letter sent to the Company’s stockholders on or about May 31, 2017.  The letter was also posted by the Company to www.KeepCypressMovingForward.com.

Cypress Sends Letter to Stockholders

ISS Recommends Voting on Cypress’ White Card

SAN JOSE, Calif. May 31, 2017 – Cypress Semiconductor Corporation (“Cypress”) (NASDAQ: CY) today sent a letter to stockholders urging them to vote the WHITE proxy card “FOR” all of the Company’s highly qualified director nominees in connection with its upcoming Annual Meeting of Stockholders to be held on June 8, 2017 at 10:00 a.m. Pacific Daylight Time.  Stockholders of record as of April 18, 2017 will be entitled to vote at the meeting.

Cypress also filed supplemental proxy materials in response to certain misleading allegations made by Rodgers to provide additional detail as to the chronology of events to date, all of which is entirely consistent with what Cypress has already disclosed.  These materials can be found at KeepCypressMovingForward.com and on the Securities and Exchange Commission website.

The full text of the letter follows:

May 31, 2017

Dear Fellow Stockholder,

We are now just days away from our Annual Meeting of Stockholders, where you have an important choice to make.

The Simple Choice

Cypress’ highly qualified and talented Board and management team are creating significant stockholder value, as demonstrated by our results over the last two quarters.  Cypress’ current Directors are leading the company forward and continuing to drive our evolution through the successful execution of our Cypress 3.0 strategy.  Since April 28, 2016, when the Board forced Rodgers to resign, our stock price has improved by over 50%, a clear sign of the market’s validation of our shift in strategic focus.

Rodgers professes to support senior management, but Cypress’ senior management does not support the actions that he proposes.  Voting to replace the Executive Chairman and Lead Independent Director with Rodgers’ handpicked representatives would be a step backwards from the progress Cypress has made and destabilizing for our management and employees.

Moreover, Cypress’ current Board can be relied upon to exercise good judgment and enforce good governance standards going forward, as evidenced by the fact that we made the difficult but right decision to remove an underperforming CEO to ensure the long-term viability of your company.

When forced to resign in April 2016, Rodgers declared “war” on Cypress.  He is now delivering on that promise by using his nominees to serve as his mouthpiece on the Board, without proposing any ideas to create stockholder value.

We urge stockholders to vote the WHITE proxy card to protect their investment and keep Cypress moving forward.

The Facts Are Clear

Over the past six weeks, Rodgers has made countless attempts to mislead stockholders and obfuscate the record in order to advance his agenda.  By contrast, Cypress has repeatedly laid out a clear, factual foundation for our stockholders.

The facts speak for themselves:

•                 Cypress was never interested in acquiring Lattice.  In fact, Cypress turned down a transaction with Lattice twice in 2016, including once when Rodgers was still CEO.

•                 Canyon Bridge is not a competitor of Cypress.  Canyon Bridge is a private equity fund; Cypress is a semiconductor company.  A conflict of interest does not exist simply because Canyon Bridge and Cypress may, at some point, acquire companies in the same industry.

•                 If conflicts should arise for any member of the Board, Cypress has rigorous policies to address them.  The Board has proven that it will enforce governance standards by taking the most difficult step that a Board can take — replacing a CEO.  The Board will address any conflicts of interest that may arise in the future.  Any insinuation to the contrary is unfounded and misguided.

•                 Bingham’s compensation was unanimously approved by the entire Board, including Rodgers, with input from independent compensation consultants.

o                As ISS notes, “…the fact that Rodgers himself voted in favor of Bingham’s appointment as executive chairman and the compensation package undermines the dissident’s grievances.”

o                It is expected that Bingham will transition out of the Executive Chairman role in the current calendar year.

ISS Recognizes the Board Took the Right Steps in Removing Rodgers and the Important Role Bingham is Playing in the Company’s Turnaround

In a report issued by corporate governance services firm Institutional Shareholder Services (“ISS”) on May 30, 2017, ISS recommended that stockholders vote Cypress’ WHITE proxy card.  In making its recommendation, ISS supported the election of Ray Bingham and acknowledged the important role he and our Board have played in the development and execution of our value-enhancing Cypress 3.0 strategy.  While we appreciate ISS’s recommendation to vote the WHITE card and support Bingham, we disagree with their conclusion to withhold support from our Lead Independent Director Eric A. Benhamou.  Benhamou has been instrumental in guiding the Board through a difficult time of transition and has the unqualified support of the Board and senior management.

As ISS noted in its report, a leadership change was necessary and our Board made the difficult decision to force out an underperforming CEO, enabling the company to move forward with a new strategy that is creating stockholder value, as evidenced by our results over the last two quarters.

In its report, ISS stated the following1:

On the Board Taking Definite Action to Remove T.J. Rodgers as CEO and Director

•                 “Given the strategic shift that followed [the Spansion merger], the decision to appoint a customer focused executive like El-Khoury seems to have been the right move at the right time.”

On Company Performance Since Rodgers was Forced to Resign:

•                 “Since Rodgers’ replacement as CEO on April 28, 2016, the company’s performance has dramatically improved. Cypress posted a TSR of 45.9 percent through Feb. 15, 2017, which outpaced the Index by 17.0 percentage points.  Thirteen months into the post-Rodgers era, the company’s performance has continued to improve, outperforming the Index by 21.1 percentage points.”

On the Disruptive Effects of Voting For Rodgers’ Nominees

•                 “In this regard, the board’s assertion that the election of both dissident nominees could disrupt the momentum of Cypress 3.0 has some truth to it, particularly given Bingham’s integral role to the CEO transition and strategic pivot thus far.”

On the Alleged Conflict of Interest

As we have said from the outset, Canyon Bridge is not a competitor of Cypress, and if conflicts should arise for any member of the Board, Cypress has rigorous policies to address them.

•                 “It is possible that Bingham’s potential conflict of interest is indeed less problematic than the dissident asserts...”

•                 “The conflict of interest inherent in Bingham’s PE involvement may well be less severe than the dissident warns - or reasonably managed by an attentive board.”

1  Permission to quote from the ISS report was neither sought nor obtained.

PROTECT YOUR INVESTMENT AND VOTE THE WHITE PROXY CARD TODAY

Now is not the time for Cypress 3.0 to be derailed by a disgruntled former CEO.  Cypress’ recent performance demonstrates that the Company is on the right track, and your vote is critical to ensure that Rodgers does not disrupt the Company’s momentum by regaining influence in the Boardroom.

We urge you to do what is in the best interests of Cypress and all stockholders and vote the WHITE proxy card today.

Regards,

W. Steve Albrecht	Eric A. Benhamou	H. Raymond Bingham
Director	Lead Independent Director	Executive Chairman

Hassane El-Khoury	Oh Chul Kwon	Wilbert van den Hoek
President, CEO and Director	Director	Director

Michael Wishart
Director

If you have any questions, or need assistance voting your

WHITE proxy card, please contact:

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

Telephone: (212) 297-0720

Toll-Free: (877) 285-5990

Email: cyinfo@okapipartners.com

About Cypress

Founded in 1982, Cypress is a leader in advanced embedded system solutions for the world’s most innovative automotive, industrial, home automation and appliances, consumer electronics and medical products. Cypress’ programmable systems-on-chip, general-purpose microcontrollers, analog ICs, wireless and USB-based connectivity solutions and reliable, high-performance memories help engineers design differentiated products and get them to market first. Cypress is committed to providing customers with support and engineering resources that enable innovators and out-of-the-box thinkers to disrupt markets and create new product categories. To learn more, go to www.cypress.com.

Forward-Looking Statements

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We may use words such as “may,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “future,” “continue” or other wording indicating future results or expectations to identify such forward-looking statements that include, but are not limited to statements related to: our Cypress 3.0 strategy; the composition of our Board of Directors; our 2017 Annual Meeting of Stockholders; the Company’s financial and operational performance; our corporate governance policies and practices; and our plans to file certain materials with the SEC. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this press release. Our actual results may differ materially due to a variety of risks and uncertainties, including, but not limited to:  the uncertainty of litigation; our ability to execute on our Cypress 3.0 strategy; global economic and market conditions; business conditions and growth trends in the semiconductor market; our ability to compete effectively; the volatility in supply and demand conditions for our products, including but not limited to the impact of seasonality on supply and demand; our ability to develop, introduce and sell new products and technologies; potential problems relating to our manufacturing activities; the impact of acquisitions; our ability to attract and retain key personnel; and other risks and uncertainties described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.

Contacts:

For Media:

Sard Verbinnen & Co

Ron Low/John Christiansen

(415) 618-8750

cypress-svc@sardverb.com

For Investors:

Okapi Partners LLC

Bruce Goldfarb/Pat McHugh/Tony Vecchio

(877) 285-5990

info@okapipartners.com